Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                     Dillard Asset Funding Company, Transferor
                          Dillard National Bank, Servicer

                                Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month August 2003


5.2(a)(i)    on an aggregate basis:

                  Class A Monthly Principal                                             0.00

                  Class B Monthly Principal                                             0.00

             per $1,000 original principal amount per Certificate:

                  Class A Monthly Principal                                             0.00

                  Class B Monthly Principal                                             0.00

5.2(a)(ii)   on an aggregate basis:

                  Class A Monthly Interest                                        237,666.67

                  Class B Monthly Interest                                              0.00
                                               ------------

             per $1,000 original principal amount per Certificate:

                  Class A Monthly Interest                                              1.19

                  Class B Monthly Interest                                              0.00


5.2(a)(iii)  Collections of Principal Receivables allocated to Class A                  0.00

             Collections of Principal Receivables allocated to Class B                  0.00


5.2(a)(iv)   Collections of Finance Charge Receivables allocated to Class A     3,644,406.37

             Collections of Finance Charge Receivables allocated to Class B     1,088,588.92


5.2(a)(v)    Principal Receivables (beginning of month)                     1,180,779,044.85
                  Gross Credit Sales                                          217,012,432.16
                  Principal Payments                                         (172,268,930.03)
                  Returns                                                     (26,509,026.95)
                  Principal Defaults                                           (9,089,912.87)
                  Ineligible Principal Receivables                                      0.00
                  Actual Misc. Adjustments                                              0.00

             Principal Receivables (end of month)                           1,189,923,607.16

             Total Portfolio Recoveries
                  Gross Recoveries                                              1,509,072.08
                  Recoveries Net of Expenses                                      983,180.67

             Total Portfolio Finance Charge Collections
                  Finance Charge Collections                                   20,533,012.68
                  Finance Charge Collections with Recoveries                   21,516,193.35

             Investor Interest                                                259,740,260.00

             Adjusted Investor Interest                                       259,740,260.00

                  Class A Investor Interest                                   200,000,000.00

                  Class A Adjusted Investor Interest                          200,000,000.00

                  Class B Investor Interest                                    59,740,260.00

             Floating Investor Percentage                                              22.00%

                  Class A Floating Allocation                                          77.00%

                  Class B Floating Allocation                                          23.00%

             Fixed Investor Percentage                                                   N/A

                  Class A Fixed Allocation                                               N/A

                  Class B Fixed Allocation                                               N/A


5.2(a)(vi)   Delinquent Accounts

                  30-59 Days Delinquent                                        40,599,153.00

                  60-89 Days Delinquent                                        14,877,760.00

                  90 + Days Delinquent                                         29,595,423.00


5.2(a)(vii)  Aggregate Investor Default Amount                                  1,999,541.19

                  Class A Investor Default Amount                               1,539,646.71

                  Class B Investor Default Amount                                 459,894.47


5.2(a)(viii) on an aggregate basis:

                  Class A Investor Charge-Offs                                          0.00

                  Class B Investor Charge-Offs                                          0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                                          0.00

                  Class B Investor Charge-Offs                                          0.00


5.2(a)(ix)   on an aggregate basis:

                  Class A Investor Charge-Offs reimbursed                               0.00

                  Class B Investor Charge-Offs reimbursed                               0.00

              per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                               0.00

                  Class B Investor Charge-Offs reimbursed                               0.00


5.2(a)(x)    on an aggregate basis:

                  Class A Servicing Fee                                           333,333.33

                  Class B Servicing Fee                                                 0.00


5.2(a)(xi)   Portfolio Yield                                                           12.63%


5.2(a)(xii)  Reallocated Class B Principal Collections                                  0.00

5.2(a)(xiii) Class B Investor Interest                                         59,740,260.00


5.2(a)(xiv)  LIBOR for Interest Period                                               1.11000%


5.2(a)(xv)   Principal Funding Account Balance                                          0.00


5.2(a)(xvi)  Accumulation Shortfall                                                     0.00


5.2(a)(xvii) Principal Funding Account Investment Proceeds                              0.00


5.2(a)(xviii)Principal Funding Investment Shortfall                                     0.00


5.2(a)(xix)  on an aggregate basis:

                  Class A Available Funds                                       3,644,406.37


5.2(a)(xx)   Class A Certificate Rate                                                1.38000%


             Other items

                  Number of Accounts (beginning of month)                          2,124,988
                  Number of Accounts (end of month)                                2,233,817

                  Collateral Performance

                       Total Payment Rate                                              16.41%

                       Portfolio Yield (Gross)                                         21.87%

                       Excess Spread (current month)*                                   9.99%
                       Excess Spread (previous month)                                   8.97%
                       Excess Spread (2 months previous)                                8.19%
                       ---------------------------------------------------------------------
                       Excess Spread (3 month rolling Average)                          9.05%

                       * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month.
                       Spread to Base Rate assumes coupon and servicing fee are
                       allocated based upon the entire invested amount.

                       Defaults                                                         9.24%

                       30-59 Days Delinquent                                            3.44%
                       60-89 Days Delinquent                                            1.26%

                       90 + Days Delinquent                                             2.51%
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                       Total Delinquent                                                 7.20%

                       Principal Payment Rate                                          14.59%

                       Pool Balance in $MM (end of month)
                                                                                       1,190

                       Seller Percent                                                  78.00%

                  Series Performance Trigger (as defined in Pooling and
                    Servicing Agreement)

                       Net Portfolio Yield (current month, net of Charge-offs)         12.63%
                       Net Portfolio Yield (previous month)                            11.60%
                       Net Portfolio Yield (2 months previous)                         10.81%
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                       Net Portfolio Yield (3 month rolling average)                   11.68%

                       Base Rate (current month)                                        3.43%
                       Base Rate (previous month)                                       3.42%
                       Base Rate (2 months previous)                                    3.40%
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                       Base Rate (3 month rolling average)                              3.42%

                       Spread to Base Rate (current month)                              9.20%
                       Spread to Base Rate (previous month)                             8.18%
                       Spread to Base Rate (2 months previous)                          7.41%
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                       Spread to Base Rate (3 month rolling average)                    8.26%

                       Base Rate > Portfolio Yield (3 month rolling average)              No

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                                                         Dillard National Bank
                                                             as Servicer


                                                  By: ________________________


                                                 Title: Cashier

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                     DILLARD CREDIT CARD MASTER TRUST I
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                Dillard Asset Funding Company, Transferor
                      Dillard National Bank, Servicer

                              Series 2002-2


          Monthly Series 2002-2 Certificateholders' Statement


                    Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


          For the Period August 2003


                                                                Class A           Class B           Class C          Total


          Section 5.2 - Supplement


(a) (i)   Monthly Principal Distributed                                    -                -                 -                  -

(a) (ii)  Monthly Interest Distributed per $1,000                       3.17                -                 -               3.17
                      Deficiency Amounts                                   -                -                 -                  -
                      Additional Interest                                  -                -                 -                  -
                      Accrued and Unpaid Interest                          -                -                 -                  -

(a) (iii) Collections of Principal Receivables                  29,434,465.81      2,468,668.65      6,076,821.41     7,979,955.86

(a) (iv)  Collections of Finance Charge Receivables              3,644,406.37        305,656.36        752,397.10       702,459.83

(a) (v)   Aggregate Amount of Principal Receivables            201,548,903.22     16,903,906.51     41,610,291.07   260,063,100.80
                                  Investor Interest            200,000,000.00     16,774,000.00     41,290,516.00   258,064,516.00
                                  Adjusted Interest            200,000,000.00     16,774,000.00     41,290,516.00   258,064,516.00
                      Floating Investor Percentage                      16.94%             1.42%             3.50%           21.86%
                      Fixed Investor Percentage                 N/A               N/A               N/A              N/A

(a) (vi)  Receivables Delinquent (As % of Total Receivables)
                      Current                       92.85%                                                        1,104,851,271.16
                      30 to 59 days                  3.41%                                                           40,599,153.00
                      60 to 89 days                  1.25%                                                           14,877,760.00
                      90 or more days                2.49%                                                           29,595,423.00
                      Total Receivables                                                                           1,189,923,607.16

(a) (vii) Investor Default Amount per $ 1,000                            7.70              0.65              1.59             9.93

(a) (viii)Investor Charge-Offs                                  N/A               N/A               N/A              N/A

(a) (ix)  Reimbursed Investor Charge-Offs                       N/A               N/A               N/A              N/A

          Section 5.2 - Supplement (Continued)

                                                                Class A           Class B           Class C          Total



(a) (x)   Servicing Fee                                            333,333.33         27,956.67         68,817.53       430,107.53

(a) (xi)  Portfolio Yield                                                                                                    12.63%


(a) (xii)   Reallocated Monthly Principal                                      -              -                 -               -

(a) (xiii)  Closing Investor Interest                          200,000,000.00      6,774,000.00     41,290,516.00  258,064,516.00

(a) (xiv)   Principal Funding Account Balance                                                                                   -

(a) (xv)    Accumulation Shortfall                                                                                              -

(a) (xvi)   Principal Funding Investment Proceeds                                                                               -

(a) (xvii)  Principal Investment Funding Shortfall                                                                              -


(a) (xviii) Available Funds                                      3,644,406.37        305,656.36        752,397.10    4,702,459.83

(a) (xix)   Certificate Rate                                             3.80%             0.00%             0.00%


            Additional Information


            Principal Receivables - (Total Trust Pool)
            Beginning Balance - 8/01/2003                                                                        1,180,779,044.85
            Credit Purchases                                                                                       217,012,432.16
            Credit Returns                                                                                         (26,509,026.95)
            Collections                                                                                           (192,801,942.71)
            Finance Chgs & Late Fees                                                                                22,494,804.07
            Charge-offs                                                                                            (11,051,704.26)
            Accounts Purchased / Sold                                                                                           -
                                                                                                                -----------------
            Ending Balance - 8/31/2003                                                                           1,189,923,607.16
                                                                                                                =================

            Total Interest to be Distributed                                                                           633,333.33
                                                                                                                =================


            Dillard National Bank, as Servicer

            By:
            -------------------------
            James P. Turk
            Cashier

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